UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 16, 2018
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 16, 2018, the Board of Directors of Renasant Corporation (“Renasant”) amended and restated the Renasant Corporation Performance Based Rewards Plan (the “PBRP”). The PBRP provides an opportunity for eligible officers and employees of Renasant, Renasant Bank and Renasant’s other affiliates to earn annual cash incentives. Incentives are expressed as a target percentage of an eligible employee’s base salary, with the actual percentage based on job classification. Renasant’s Compensation Committee annually determines the performance criteria used to determine the amount of the incentive payments, which criteria may take into account individual, business unit and/or company-wide performance, either in an absolute sense or relative to a designated peer group.
The purpose underlying the amendment and restatement of the PBRP was to codify existing practices that were not explicitly documented in the previous plan document and to update the plan document to include standard administrative provisions. The amendment and restatement of the PBRP did not make any substantive changes in the administration of the plan, the amount or type of awards available under the PBRP or the scope of employees eligible to receive such awards under the plan.
The foregoing description of the amended and restated Performance Based Rewards Plan does not purport to be complete and is qualified in its entirety by reference to the plan itself, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description of Exhibit
10.1	Renasant Corporation Performance Based Rewards Plan, dated as of October 16, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: October 19, 2018	By:	/s/ C. Mitchell Waycaster
C. Mitchell Waycaster
President and Chief Executive Officer